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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): October 21, 1998



                       THE WASHINGTON WATER POWER COMPANY
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Washington                      1-3701               91-0462470
 (State or other jurisdiction of        (Commission           (I.R.S. Employer
 incorporation or organization)         File Number)         Identification No.)


1411 East Mission Avenue, Spokane, Washington                    99202-2600
  (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:              509-489-0500
        Web site:   http://www.wwpco.com


                                      None
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER INFORMATION

Earnings Press Release

On October 19, 1998, the Company announced earnings for the third quarter of 1998. A copy of the press release is attached hereto as Exhibit 99(a) and is incorporated herein by reference. Neither the filing of any press release as a exhibit to this Current Report nor the inclusion in such press releases of a reference to the Company's Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report. The information available at the Company's Internet address is not part of this Current Report or any other report filed by the Company with the Securities and Exchange Commission.

Potential Future Rate Increase

On September 30, 1998, the Company notified Idaho regulators of its intent to file later this year for increased electric prices in Idaho. A copy of the press release is attached hereto as Exhibit 99(b) and is incorporated herein by reference.

Commitments and Contingencies

On October 9, 1998, Eastern Pacific Energy (Eastern Pacific), an energy aggregator participating in the restructured retail energy market in California, filed suit against the Company and its affiliates, Avista Advantage, Inc. and Avista Energy, Inc. in the United States District Court for the
Central District of California. Eastern Pacific alleges, among other things, a breach of an oral or implied joint venture agreement, alleging that the Company agreed to supply not less than 300 megawatts of power to Eastern Pacific's California customers and that Avista Advantage agreed to provide energy-related products and services. The complaint seeks an unspecified amount of alleged damage and also seeks to impose a constructive trust over any future profits earned from sales of the aforementioned amount of power to California consumers. The Company and its affiliates intend to vigorously defend against all of the claims.

Capital Expenditures

Changes underway in the utility and energy industries are creating new opportunities to expand the Company's businesses and serve new markets. In pursuing such opportunities, the Company is shifting its strategic direction to growth in order to achieve its goal of becoming a diversified North American energy company. The Company's strategies were previously described in its Current Report on Form 8K dated August 14, 1998. The Company's estimates for capital expenditures (as reported in the 1997 Form 10-K) do not include expenditures that would be required to fund such strategies. Additional capital expenditures that would be required during the 1999-2000 period could be in the range of $400-600 million. Sources of funds would include, but are not necessarily limited to, cash flows from the reduction in the Company's common stock dividend that was announced on August 17, 1998, monetization of certain long-term contracts, an increase in the sale of the Company's accounts receivable, sales of certain assets, additional long-term debt, leasing or other equity securities.

Year 2000 Update

The Company is providing the following Year 2000 information in compliance with the new disclosure requirements of the Securities and Exchange Commission.

Year 2000 Overview The Company continues to move forward with a comprehensive program to address areas of risk associated with the year 2000. Systems and programs that may be affected by the Year 2000 problem have been identified and activities are underway to make these systems Year 2000 ready. At this time, it is the Company's belief that all identified modifications that are within the Company's operating control will be made within the required time frames.

STATE OF READINESS

In order to address Year 2000 issues, several project activity teams were created and a comprehensive readiness plan was developed to bring the Company into Year 2000 readiness by the middle of 1999. The project was divided into four major categories of activities: Desktop Computer Systems, Business Systems, Supply Chain and Embedded Systems.

Desktop Computer Systems All desktop computer hardware has been Year 2000 tested and an inventory and assessment of desktop resident third-party software has been completed. As a result, more than 350 of the Company's 1,100 desktop computers require hardware remediation, which is expected to be completed by mid-1999. All non-compliant third-party software programs are planned to be upgraded to a Year 2000 ready version by the middle of 1999. In addition, all critical business desktop applications are expected to be converted, tested and made Year 2000 ready by the middle of 1999.

Business Systems Many of the Company's critical business systems would not have operated correctly in the year 2000 and beyond, and thus have been or are in the process of being re-programmed, upgraded or replaced. Key business systems have been inventoried and assessed. For example, the Company's Accounts Payable and General Ledger systems have been upgraded to Year 2000 ready versions, while new Materials Management, Human Resources and Payroll systems are currently being installed. Year 2000 testing is in process on the Accounts Payable and General Ledger systems. Testing of the Company's Billing, Customer Service and Work Management systems will begin in October 1998 and is expected to be completed before the middle of 1999. A failure of these systems would not jeopardize the Company's ability to deliver energy services to customers, but might affect its ability to perform selected accounting and business-related functions.

Supply Chain The Company recognizes its dependence on outside suppliers of goods and services and is working to assure that the necessary products and services are available. To address these issues, the Company has communicated with suppliers and identified critical suppliers in order to investigate their efforts to become year 2000 ready. In addition, the Company has made site visits to select key suppliers and will be reviewing their contingency plans.

Embedded Systems The Embedded System team is responsible for locating, assessing, testing, fixing or replacing microprocessor-controlled devices. Inventory and assessment is 90 percent complete, and to date very few embedded systems have been found that require remediation. None of these requiring remediation would have caused a disruption in service to our customers. Remediation and testing is complete at nine of the Company's twelve generation sites and these sites are Year 2000 ready. The combined output from these plants represents about 75 percent of the Company's overall generation capacity or about 900 megawatts. The process for testing a generation facility for Year 2000 consists of identification and testing of all facility systems and system components; renovations of systems and components that fail the tests; and a full facility test where system clocks are manually moved forward and the entire plant is put into operation as if it were already the year 2000. Remediation and testing at the remaining sites is scheduled to occur before the middle of 1999.

The Company's Supervisory Control and Data Acquisition (SCADA) system, which monitors and controls the majority of the Company's generating and substation equipment and the transmission system, was run "in the Year 2000" for three days without incident. All testing of electric metering has been completed. Testing of devices in the Company's transmission and distribution substations systems is expected to be complete by mid-1999. Initial


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assessment indicates that most of the embedded systems in these areas are either already Year 2000 compliant or are not within an essential business system.

COSTS

The Company estimates that the cost of its Year 2000 project will be approximately $4-6.5 million in incremental costs during the 1997-1999 time period. Through September 30, 1998, the Company has spent $2.2 million in incremental costs. These costs are being funded through operating cashflows. The Company does not expect costs associated with the Year 2000 project to materially affect the Company's earnings in any one year.

RISKS

The Company believes the primary areas of Year 2000 risk to be internal business systems, which are discussed above, and external factors, which include the regional electric transmission grid and natural gas pipelines. There can be no guarantee that systems of other companies on which the Company's systems rely will be timely converted. A failure to convert by another company or a conversion that is incompatible with the Company's systems could have an effect on the Company's ability to provide energy services.

Electric The Company is working with the other energy suppliers in the area to address risks related to the regional electric transmission grid, which consists of the interconnected transmission systems of each utility within the Western Systems Coordinating Council (WSCC). Such interconnected systems are critical to the reliability of each interconnected electric service provider, as the failure of one such interconnected provider to achieve Year 2000 compliance could disrupt the others from providing electric services. Should the regional electric transmission grid become unstable, power outages may occur. The Company is in the process of developing contingency plans, including re-starting from a system-wide outage. The Company is in the process of contacting its major suppliers of electricity to assess their Year 2000 preparations. The Company has met with one of its largest suppliers, Bonneville Power Administration, and exchanged information. The North American Electric Reliability Council (NERC) has responsibility for overseeing the efforts of the industry in the United States and is coordinating Year 2000 efforts and contingency planning within ten electric reliability councils throughout the United States. Coordination in the Company's region is through the WSCC. The WSCC, along with NERC, has set a deadline of December 31, 1998 for the development of contingency plans. The Company cannot assure Year 2000 compliance or assess the effect of non-compliance by systems or parties that the Company does not control.

In addition to the traditional electric utility operations of the Company, the energy trading business conducted by Avista Energy, Inc. is subject to Year 2000 risk. Most of Avista Energy's internal business systems do not require any significant upgrading and those that do are being addressed. However, if any of Avista Energy's counterparties experience Year 2000 problems (including but not limited to problems arising out of failures in the generation or transmission systems of utilities or other energy suppliers), such problems could impair the ability of Avista Energy or any of its counterparties to fulfill their contractual obligations. Avista Energy is in the process of contacting its counterparties to assess their Year 2000 readiness and of developing contingency plans. See "Energy Trading Business" in Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

Natural Gas The Company has performed an inventory and assessment of the equipment in its natural gas distribution systems and believes that there are no devices in the systems that will cause a disruption in the delivery of natural gas to customers due to a Year 2000 problem. However, the Company depends on natural gas pipelines which it does not own or control, and if one or more of the pipelines is unable to deliver natural gas, the Company in turn will be unable to deliver natural gas to customers. In order to address this issue, the Company has contacted each of the natural gas pipeline companies with which it has contracts to assess their Year 2000 readiness efforts and will continue to take reasonable steps to ensure that these suppliers are addressing any Year 2000 related problems that would result in a disruption in natural gas services to customers. In the event of a disruption in natural gas service, the Company has in place Emergency Operating Plans (generic plans to handle any unexpected emergency event) to address this type of situation, and is in the process of developing contingency plans specifically for Year 2000 related disruptions in the delivery of natural gas.

CONTINGENCY PLANNING

The Company is in the process of developing contingency plans, which will include such topics as identifying key personnel, communications, and deployment plans, along with training and equipment. Plans are scheduled to be completed by December 31, 1998.


SAFE HARBOR FOR FORWARD LOOKING STATEMENTS.

The Company is including the following cautionary statement in this Form 10-Q to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, the Company. Forward-looking statements are all statements other than statements of historical fact, including without limitation those that are identified by the use of the words "anticipates," "estimates," "expects," "intends," "plans," "predicts," and similar expressions. Such statements


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are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, changes in the utility regulatory environment, wholesale and retail competition, weather conditions and various other matters, many of which are beyond the Company's control. These forward-looking statements speak only as of the date of the report. The Company expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based. See "Safe Harbor for Forward Looking Statements" in the Company's 1997 Form 10-K under Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Future Outlook.



SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       THE WASHINGTON WATER POWER COMPANY
                                                 (Registrant)



Date: October 21, 1998                          /s/ Jon E. Eliassen
                                       -----------------------------------------
                                                    Jon E. Eliassen
                                              Senior Vice President, Chief
                                             Financial Officer and Treasurer
                                                (Principal Accounting and
                                                   Financial Officer)